Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

ONEOK, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	(1)	Other	480,280	$100.44	$48,239,323.20	0.0001531	$7,385.44

Total Offering Amounts:							$48,239,323.20		7,385.44
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$7,385.44

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, $0.01 par value per share (“Common Stock”), of ONEOK, Inc. (the “Registrant”) that may be issued to adjust the number of shares issued pursuant to the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended and restated, effective December 16, 2021 (the “Incentive Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Incentive Plan. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on January 28, 2025, which date is within five business days prior to the filing of this Registration Statement. Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00015310.